Exhibit 99.1

FOR IMMEDIATE RELEASE

October 30, 2018

NextGen Healthcare, Inc. Reports Fiscal 2019 Second Quarter Results

IRVINE, Calif. – (BUSINESS WIRE) – NextGen Healthcare, Inc. (NASDAQ: NXGN) announced today its fiscal 2019 second quarter ended September 30, 2018 operating results.

"We continued to execute on our strategic plan in the second quarter of fiscal 2019, delivering another strong quarter of bookings including signing larger, more complex, subscription oriented deals.  These larger deals take longer to implement, causing a delay in revenue recognition, which combined with an uptick in attrition have resulted in a temporal shortfall in revenue. While we remain committed to our multi-year growth targets due to the strength or our bookings and pipeline along with solution enhancements coming to market, we are slightly adjusting guidance for this year,” commented Rusty Frantz, president and chief executive officer of NextGen Healthcare.

Fiscal 2019 Second Quarter Highlights

As a result of the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (“ASC 606”), the GAAP comparisons below compare fiscal 2019 second quarter results under ASC 606 to the fiscal 2018 second quarter results under the legacy revenue guidance (“ASC 605”). A reconciliation of fiscal 2019 second quarter results from ASC 606 to ASC 605 can be found in the tables at the end of the press release.

On a GAAP basis, revenue for the fiscal 2019 second quarter of $130.3 million compared to $132.6 million a year-ago. On a pro forma basis under ASC 605, revenue for the fiscal 2019 second quarter was $129.4 million.

On a GAAP basis, net income for the fiscal 2019 second quarter was $13.1 million, compared with net income of $8.0 million in the fiscal 2018 second quarter. On a pro forma basis under ASC 605, net income for the fiscal 2019 second quarter was $10.9 million.

On a GAAP basis, fully diluted net income per share was $0.20 in the fiscal 2019 second quarter compared with earnings per share of $0.13 for the same period a year ago.  On a non-GAAP basis, fully diluted earnings per share for the fiscal 2019 second quarter was $0.24 versus $0.22 reported in the second quarter a year ago. On a pro forma non-GAAP basis, under ASC 605, fully diluted earnings per share for the fiscal 2019 second quarter was $0.21.

Fiscal 2019 Financial Outlook

The company’s updated outlook for fiscal 2019 is now as follows:

•	Revenue of between $525 million and $535 million, from the previous range of $532 million to $548 million.
•	Non-GAAP EPS of between $0.70 and $0.74, from the previous range of $0.70 to $0.78.

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal 2019 second quarter results on Tuesday, October 30, 2018 at 5:00 PM ET (2:00 PM PT). Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-750-8947 or 720-405-1352 for international callers, and referencing participant code 5520719 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the company’s web site and an audio file of the call will also be archived for 90 days at investor.qsii.com. After the conference call, a replay will be available until November 1, 2018 and can be accessed by dialing 800-585-8367 or 404-537-3406 for international callers, and referencing participant code 5520719.

About NextGen Healthcare, Inc

NextGen Healthcare, Inc. provides a range of software, services, and analytics solutions to medical and dental group practices. The company's portfolio delivers foundational capabilities to empower physician success, enrich the patient care experience, and enable the transition to value-based healthcare. Visit www.nextgen.com for additional information.

Media Contact:
Colleen Edwards, 949-255-2600x75618
coedwards@nextgen.com

or

Investor Contact:

Westwicke Partners

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, restructuring costs, net securities litigation defense costs and settlement, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations.

The normalized non-GAAP tax rate applied to fiscal year 2019 was 22.0%, compared to 30.5% for fiscal year 2018, which was updated as a result of the enactment of the new tax reform legislation on December 22, 2017. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

NEXTGEN HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Recurring	$116,317	$119,441	$236,324	$238,619
Software, hardware, and other non-recurring	14,004	13,166	27,197	24,910
Total revenues	130,321	132,607	263,521	263,529
Cost of revenue:
Recurring	47,172	47,699	95,325	96,157
Software, hardware, and other non-recurring	7,022	5,947	14,176	11,987
Amortization of capitalized software costs and acquired intangible assets	6,924	5,109	13,468	9,780
Total cost of revenue	61,118	58,755	122,969	117,924
Gross profit	69,203	73,852	140,552	145,605
Operating expenses:
Selling, general and administrative	34,229	40,977	78,865	83,954
Research and development costs, net	18,371	19,527	40,499	39,516
Amortization of acquired intangible assets	1,121	2,012	2,289	4,059
Total operating expenses	53,721	62,516	121,653	127,529
Income from operations	15,482	11,336	18,899	18,076
Interest income	40	12	69	21
Interest expense	(769)	(840)	(1,499)	(1,517)
Other income (expense), net	237	15	611	(7)
Income before provision for income taxes	14,990	10,523	18,080	16,573
Provision for income taxes	1,896	2,493	2,338	4,647
Net income	$13,094	$8,030	$15,742	$11,926
Net income per share:
Basic	$0.20	$0.13	$0.25	$0.19
Diluted	$0.20	$0.13	$0.24	$0.19
Weighted-average shares outstanding:
Basic	64,265	63,513	64,143	63,077
Diluted	64,857	63,530	64,362	63,089

NEXTGEN HEALTHCARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$32,387	$28,845
Restricted cash and cash equivalents	7,331	2,373
Accounts receivable, net	85,548	84,962
Contract assets	10,253	—
Inventory	153	180
Income taxes receivable	5,976	8,122
Prepaid expenses and other current assets	16,987	17,180
Total current assets	158,635	141,662
Equipment and improvements, net	24,815	26,795
Capitalized software costs, net	31,805	26,318
Deferred income taxes, net	6,264	9,219
Contract assets, net of current	2,942	—
Intangibles, net	63,227	74,091
Goodwill	218,771	218,875
Other assets	29,226	18,795
Total assets	$535,685	$515,755
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,237	$4,213
Contract liabilities	50,023	54,079
Accrued compensation and related benefits	18,885	27,910
Income taxes payable	18	73
Other current liabilities	43,883	48,317
Total current liabilities	119,046	134,592
Contract liabilities, net of current	—	1,173
Deferred compensation	5,951	6,086
Line of credit	42,000	37,000
Other noncurrent liabilities	13,254	13,494
Total liabilities	180,251	192,345
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 64,382 and 63,995 shares at September 30, 2018 and March 31, 2018, respectively	644	640
Additional paid-in capital	253,613	244,462
Accumulated other comprehensive loss	(1,692)	(400)
Retained earnings (1)	102,869	78,708
Total shareholders' equity	355,434	323,410
Total liabilities and shareholders' equity	$535,685	$515,755

(1)	Includes cumulative effect adjustment related to the adoption of ASC 606.

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Income before provision for income taxes - GAAP	$14,990	$10,523	$18,080	$16,573
Non-GAAP adjustments:
Acquisition costs, net	315	633	1,949	1,182
Amortization of acquired intangible assets	5,409	5,820	10,865	11,268
Amortization of deferred debt issuance costs	178	269	355	538
Securities litigation defense costs and settlement, net of insurance	(5,715)	118	(5,436)	564
Share-based compensation	4,135	3,091	7,251	5,132
Other non-run-rate expenses*	691	—	2,639	263
Total adjustments to GAAP income before provision for income taxes:	5,013	9,931	17,623	18,947
Income before provision for income taxes - Non-GAAP	20,003	20,454	35,703	35,520
Provision for income taxes	4,401	6,239	7,855	10,834
Net income - Non-GAAP	$15,602	$14,215	$27,848	$24,686
Diluted net income per share - Non-GAAP	$0.24	$0.22	$0.43	$0.39
Weighted-average shares outstanding (diluted):	64,857	63,530	64,362	63,089

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE UNDER ASC 605

Income before provision for income taxes - Non-GAAP	20,003		35,703
Adjustments due to adoption of ASC 606	(2,898)		(4,089)
Income before provision for income taxes - Non-GAAP under ASC 605	17,105		31,614
Provision for income taxes	3,763		6,955
Net income - Non-GAAP under ASC 605	$13,342		$24,659
Diluted net income per share - Non-GAAP under ASC 605	$0.21		$0.38
Weighted-average shares outstanding (diluted):	64,857		64,362

* Other non-run-rate expenses for the three and six months ended September 30, 2018 consist primarily of severance and other employee-related costs not related to core operations. Other non-run-rate expenses for the six months ended September 30, 2017 consist primarily of professional services costs not related to core operations.

We adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (“ASC 606”) and all related amendments as of April 1, 2018 using the modified retrospective method for all contracts not completed as of the date of adoption. Results for reporting periods beginning after April 1, 2018 are presented under ASC 606, while prior period comparative information has not been adjusted and continue to be reported under the accounting standards in effect for those prior periods.

The impact of the adoption of ASC 606 on our consolidated statements of net income for the three and six months ended September 30, 2018, assuming that the previous revenue recognition guidance had been in effect, is summarized as follows:

	Three Months Ended September 30, 2018
	As reported under	Adjustments due to	As disclosed under
	ASC 606	adoption of ASC 606	ASC 605
Revenues:
Subscription services	$29,255	$(2,377)	$26,878
Support and maintenance	39,594	(1,471)	38,123
Managed services	23,527	3,067	26,594
Electronic data interchange and data services	23,941	(12)	23,929
Total recurring revenues	116,317	(793)	115,524
Software license and hardware	9,353	(276)	9,077
Other non-recurring services	4,651	180	4,831
Total software, hardware, and other non-recurring revenues	14,004	(96)	13,908
Total revenue	130,321	(889)	129,432
Total cost of revenue	61,118	52	61,170
Gross profit	69,203	(941)	68,262
Operating expenses:
Selling, general and administrative	34,229	1,957	36,186
Research and development costs, net	18,371	—	18,371
Amortization of acquired intangibles	1,121	—	1,121
Total operating expenses	53,721	1,957	55,678
Income from operations	15,482	(2,898)	12,584
Interest and other income, net	(492)	—	(492)
Income before provision for income taxes	14,990	(2,898)	12,092
Provision for income taxes	1,896	(751)	1,145
Net income	$13,094	$(2,147)	$10,947

	Six Months Ended September 30, 2018
	As reported under	Adjustments due to	As disclosed under
	ASC 606	adoption of ASC 606	ASC 605
Revenues:
Subscription services	$57,583	$(3,952)	$53,631
Support and maintenance	80,842	(2,169)	78,673
Managed services	49,797	6,100	55,897
Electronic data interchange and data services	48,102	(85)	48,017
Total recurring revenues	236,324	(106)	236,218
Software license and hardware	16,796	(843)	15,953
Other non-recurring services	10,401	106	10,507
Total software, hardware, and other non-recurring revenues	27,197	(737)	26,460
Total revenue	263,521	(843)	262,678
Total cost of revenue	122,969	94	123,063
Gross profit	140,552	(937)	139,615
Operating expenses:
Selling, general and administrative	78,865	3,152	82,017
Research and development costs, net	40,499	—	40,499
Amortization of acquired intangibles	2,289	—	2,289
Total operating expenses	121,653	3,152	124,805
Income from operations	18,899	(4,089)	14,810
Interest and other income, net	(819)	—	(819)
Income before provision for income taxes	18,080	(4,089)	13,991
Provision for income taxes	2,338	(997)	1,341
Net income	$15,742	$(3,092)	$12,650